SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Parnassus Funds
Parnassus Income Funds
(Names of Registrants as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

PARNASSUS FUNDS
PARNASSUS INCOME FUNDS
1 Market Street, Suite 1600
San Francisco, California 94105
Special Meeting of Shareholders
Parnassus Core Equity FundSM
Parnassus Mid Cap Growth FundSM
Parnassus Fixed Income FundSM
SUPPLEMENT TO PROXY STATEMENT DATED JULY 19, 2021
Dear Shareholders:
This is a supplement, dated August 30, 2021, to the proxy statement, dated July 19, 2021 (the “Definitive Proxy Statement”), for the special meeting of the shareholders of the Parnassus Core Equity Fund, the Parnassus Mid Cap Growth Fund and the Parnassus Fixed Income Fund (collectively, the “Funds”).
Adjournment of Special Meeting
The special meeting was convened on August 30, 2021 at 10:00 a.m., Pacific time. After determination that a quorum was present, the special meeting was adjourned until Tuesday, September 28, 2021, at 10:00 a.m., Pacific time. The record date for the special meeting will remain unchanged.
As we described in the Definitive Proxy Statement, at the reconvened special meeting the shareholders will vote on (1) a proposal to approve a new investment advisory agreement for the Funds; (2) a proposal to elect seven Trustees; and (3) any other business that properly comes before the special meeting.
Due to the public health and safety concerns of COVID-19, and to support the health and well-being of our shareholders and officers, and other attendees, the reconvened special meeting will be held in a virtual meeting format only. You will not be able to attend the meeting in person.
IF YOU WOULD LIKE TO ATTEND THE VIRTUAL SHAREHOLDER MEETING, please send an email to attendameeting@astfinancial.com. Please use the email subject line “Parnassus special meeting”, and include in your email your full name along with your request for a meeting registration link. That information will be sent back to you, allowing you to register to attend the meeting. Requests to attend the meeting via conference call must be received no later than 1:00 p.m. Eastern time on September 27, 2021.

PARNASSUS FUNDS
1 Market Street, Suite 1600
San Francisco, California 94105
Special Meeting of Shareholders
Parnassus Mid Cap FundSM
Parnassus Endeavor FundSM
SUPPLEMENT TO PROXY STATEMENT DATED JULY 19, 2021
Dear Shareholders:
This is a supplement, dated August 30, 2021, to the proxy statement, dated July 19, 2021 (the “Definitive Proxy Statement”), for the special meeting of the shareholders of the Parnassus Mid Cap Fund and the Parnassus Endeavor Fund (collectively, the “Funds”).
Adjournment of Special Meeting
The special meeting was convened on August 30, 2021, at 10:30 Pacific time. After determination that a quorum was present, the special meeting was adjourned until Tuesday, September 28, 2021, at 10:30 a.m., Pacific time. The record date for the special meeting will remain unchanged.
As we described in the Definitive Proxy Statement, at the reconvened special meeting the shareholders will vote on (1) a proposal to approve a new investment advisory agreement for the Funds and (2) any other business that properly comes before the special meeting.
Due to the public health and safety concerns of COVID-19, and to support the health and well-being of our shareholders and officers, and other attendees, the reconvened special meeting will be held in a virtual meeting format only. You will not be able to attend the meeting in person.
IF YOU WOULD LIKE TO ATTEND THE VIRTUAL SHAREHOLDER MEETING, please send an email to attendameeting@astfinancial.com. Please use the email subject line “Parnassus special meeting”, and include in your email your full name along with your request for a meeting registration link. That information will be sent back to you, allowing you to register to attend the meeting. Requests to attend the meeting via conference call must be received no later than 1:00 p.m. Eastern time on September 27, 2021.

PARNASSUS FUNDS
1 Market Street, Suite 1600
San Francisco, California 94105
Special Meeting of Shareholders
Parnassus Mid Cap FundSM
Parnassus Endeavor FundSM
SUPPLEMENT TO PROXY STATEMENT DATED JULY 19, 2021
Dear Shareholders:
This is a supplement, dated August 30, 2021, to the proxy statement, dated July 19, 2021 (the “Definitive Proxy Statement”), for the special meeting of the shareholders of the Parnassus Mid Cap Fund and the Parnassus Endeavor Fund (collectively, the “Funds”).
Adjournment of special meeting
The special meeting was convened on August 30, 2021, at 11:00 a.m., Pacific time. After determination that a quorum was present, the special meeting was adjourned until Tuesday, September 28, 2021, at 11:00 a.m., Pacific time. The record date for the special meeting will remain unchanged.
As we described in the Definitive Proxy Statement, at the reconvened special meeting the shareholders will vote on (1) a proposal to elect seven Trustees and (2) any other business that properly comes before the special meeting.
Due to the public health and safety concerns of COVID-19, and to support the health and well-being of our shareholders and officers, and other attendees, the reconvened special meeting will be held in a virtual meeting format only. You will not be able to attend the meeting in person.
IF YOU WOULD LIKE TO ATTEND THE VIRTUAL SHAREHOLDER MEETING, please send an email to attendameeting@astfinancial.com. Please use the email subject line “Parnassus special meeting”, and include in your email your full name along with your request for a meeting registration link. That information will be sent back to you, allowing you to register to attend the meeting. Requests to attend the meeting via conference call must be received no later than 1:00 p.m. Eastern time on September 27, 2021.